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                      FUND ACCOUNTING SERVICING AGREEMENT

This contract between Granum Series Trust, a Delaware Business Trust consisting of Granum Value Fund, (hereinafter called the "Fund"), and Firstar Trust Company, a Wisconsin corporation, hereinafter called "FTC," is entered into on this thriteenth day of February, 1997.

     WHEREAS, Granum Series Trust, is an open-ended management investment company registered under the Investment Company Act of 1940; and

     WHEREAS, Firstar Trust Company ("FTC") is in the business of providing, among other things, mutual fund accounting services to investment companies;

     NOW, THEREFORE, the parties do mutually promise and agree as follows:

     1. SERVICES. FTC agrees to provide the following mutual fund accounting services to the Funds:

                  A.   Portfolio Accounting Services:

                       (1) Maintain portfolio records on a trade date +1 basis
                  using security trade information communicated from the investment manager on a timely basis.

                       (2) For each valuation date, obtain prices from a
                  pricing source approved by the Board of Trustees and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, the method for determining the fair value for such securities.

                       (3) Identify interest and dividend accrual balances as
                  of each valuation date and calculate gross earnings on investments for the accounting period.

                       (4) Determine gain/loss on security sales and identify
                  them as to short-short, short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

                  B.   Expense Accrual and Payment Services:

                       (1) For each valuation date, calculate the expense
                  accrual amounts as directed by the Fund as to methodology, rate or dollar amount.


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                 (2) Record payments for Fund expenses upon receipt of written authorization from the Fund.

                 (3) Account for fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by FTC and the Fund.

                 (4) Provide expense accrual and payment reporting.

              C.   Fund Valuation and Financial Reporting Services:

                 (1) Account for fund share purchases, sales, exchanges,
            transfers, dividend reinvestments, and other fund share activity as reported by the transfer agent on a timely basis.

                 (2) Apply equalization accounting as directed by the Fund.

                 (3) Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

                 (4) Maintain a general ledger for the Fund in the form as
            agreed upon.

                 (5) For each day the Fund is open as defined in the
            prospectus, determine the net asset value of the according to the accounting policies and procedures set forth in the prospectus.

                 (6) Calculate per share net asset value, per share net
            earnings, and other per share amounts reflective of fund operation at such time as required by the nature and characteristics of the Fund.

                 (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

                 (8) Prepare monthly reports which document the adequacy of accounting detail to support month-end ledger balances.

              D.   Tax Accounting Services:

                 (1) Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for IRS-defined regulated investment companies.

                 (2) Maintain tax lot detail for the investment portfolio.


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                 (3) Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Fund.

                 (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

               E.   Compliance Control Services:

                 (1) Support reporting to regulatory bodies and support
            financial statement preparation by making the fund accounting records available to the Granum Series Trust, the Securities and Exchange Commission, and the outside auditors.

                 (2) Maintain accounting records according to the Investment
            Company Act of 1940 and regulations provided thereunder.

     2. PRICING OF SECURITIES. For each valuation date, obtain prices from a pricing source selected by FTC but approved by the Fund's Board and apply those prices to the portfolio positions and to value collateral held with respect to repurchase agreements and securities loans. For those securities where market quotations are not readily available, the Fund's Board shall approve, in good faith, the method for determining the fair value for such securities in accordance with the method determined by the Fund's Board of Trustees.

     If the Fund desires to provide a price which varies from the pricing source, the Fund shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Fund will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new prices are effective.

     3. CHANGES IN ACCOUNTING PROCEDURES. Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FTC.

     4. CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC. FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Funds under this Agreement.

     5. COMPENSATION. FTC shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time.


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     6. PERFORMANCE OF SERVICE.

             A. FTC shall exercise reasonable care and act in good faith in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Trustees of the Fund.

             In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

             Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

             B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold FTC harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify

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                  the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FTC and thereupon the Fund shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify FTC except with the Fund's prior written consent.

                       C. FTC shall indemnify and hold the Fund harmless from
                  and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
                  fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

     7. RECORDS. FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.

     8. CONFIDENTIALITY. FTC shall handle in confidence all information relating to the Fund's business, which is received by FTC during the course of rendering any service hereunder.

     9. DATA NECESSARY TO PERFORM SERVICES. The Fund or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

     10. NOTIFICATION OF ERROR. The Fund will notify FTC of any balancing or control error caused by FTC within three (3) business days after receipt of any reports rendered by FTC to the Fund, or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

     11. ADDITIONAL SERIES. In the event that the Granum Series Trust establishes one or more series of shares with respect to which it desires to have FTC render accounting services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to

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provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The portfolios currently covered by this Agreement are: Granum Value Fund

     12. TERM OF AGREEMENT. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

     13. DUTIES IN THE EVENT OF TERMINATION. In the event that in connection with termination a Successor to any of FTC's duties or responsibilities hereunder is designated by Granum Series Trust by written notice to FTC, FTC will promptly, upon such termination and at the expense of Granum Series Trust, transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to Granum Series Trust (if such form differs from the form in which FTC has maintained the same, Granum Series Trust shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.

     14. NOTICES. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to Mutual Fund Services located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, and notice to Fund shall be sent to The Granum Series Trust located at 126 East 56th Street, Twenty-Fifth Floor, New York, N.Y. 10022.

     15. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Wisconsin. Trustees and shareholders shall not be personally liable for obligations of the Fund in connection with any matter arising from or in connection with this Agreement.

     16. This Servicing Agreement can not be assigned without consent of Granum Series Trust.

IN WITNESS WHEREOF, the due execution hereof on the date first above written.


Granum Series Trust                        Firstar Trust Company

By: /s/ Jonas Siegel                       By: /s/ Joe D. Redwine
-----------------------------------------  ---------------------------------------
Title:  Chief Financial Officer/Treasurer  Title:  First Vice President

Date:   February 13, 1997                  Date:   February 27, 1997
-----------------------------------------  ---------------------------------------

Attest: /s/ Lewis M. Eisenberg             Attest: /s/ Paul Rock
-----------------------------------------  ---------------------------------------


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EXHIBIT A
FUND ACCOUNTING SERVICING AGREEMENT

                         FUND VALUATION AND ACCOUNTING

                              DOMESTIC PORTFOLIOS

                              ANNUAL FEE SCHEDULE

  Fixed Income Funds
  ------------------
  o          Annual fee per fund based on market value of assets:

                        o$25,000 for the first $40,000,000

                        o2/100 of 1% (2 basis points) on the next $200,000,000

                        o1/100 or 1% (1 basis point) on the balance

  o          Out-of Pocket expenses, including daily pricing service


  Equity/Balance Funds
  --------------------
  o           Annual fee per fund based on market value of assets:

                         o$22,000 for the first $400,000,000

                         o1/100 of 1% (1 basis point) on the next $200,000,000

                         o5/100 of 1% (1/2 basis point) on the balance

  o           Out-of Pocket expenses, including daily pricing service

  Money Market Funds
  ------------------
  o           Annual fee per fund based on market value of assets:

                         o$25,000 for the first $40,000,000

                         o1/100 of 1% (1 basis point) on the next $200,000,000

                         o5/1000 of 1% (1/2 basis point) on the balance

  o           Out-of Pocket expenses, including daily pricing service


            All fees and out-of-pocket expenses are billed monthly.


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                         FUND VALUATION AND ACCOUNTING

                               ASSET PRICING COST

                                           CHARGE PER ITEM PER VALUATION
        ASSET TYPE                                 (DAILY, WEEKLY, ETC.)
        ---------------------------------  -----------------------------
        Domestic and Canadian Equities                             $0.15

        Options                                                    $0.15

        Corporate/Government/Agency Bonds                          $0.50

        CMOs                                                       $0.80

        International Equities and Bonds                           $0.50

        Municipal Bonds                                            $0.80

        Money Market Instruments                                   $0.80













                       Pricing costs are billed monthly.


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